Exhibit 99.1

NetApp Reports Third Quarter Fiscal Year 2019 Results

Expanded Gross Margins, Operating Margins and Earnings Per Share

•	Net revenues of $1.56 billion grew 2% year-over-year
•	Product revenue of $967 million grew 2% year-over-year
•	All-flash array annualized net revenue run rate of $2.4 billion increased 19% year-over-year
•	$649 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—February 13, 2019—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter of fiscal year 2019, which ended January 25, 2019.

“Although I am disappointed that revenue came in at the low-end of our guidance range, we continue to demonstrate discipline in how we manage the business. We are playing into the big market transitions from a position of strength and are focused on execution to maximize our opportunity in an uncertain macroeconomic environment,” said George Kurian, chief executive officer. “Our flash, hybrid cloud infrastructure, and AI solutions are serving as pillars of customers’ new architectures and we are seeing adoption of our cloud offerings as part of our customers’ foundation for moving applications and data to the cloud. We have conviction in our strategy to drive long-term growth.”

Third Quarter Fiscal Year 2019 Financial Results

•	Net Revenues: $1.56 billion, increased 2% year-over-year from $1.54 billion* in the third quarter of fiscal 2018
•

Net Income: GAAP net income of $249 million, compared to GAAP net loss of $479 million*[1] in the third quarter of fiscal 2018; non-GAAP net income[2] of $305 million, compared to non-GAAP net income of $289 million* in the third quarter of fiscal 2018

•

Earnings per Share: GAAP net income per share[3] of $0.98 compared to GAAP net loss per share[4] of $1.79*[1] in the third quarter of fiscal 2018; non-GAAP net income per share of $1.20, compared to non-GAAP net income per share of $1.05* in the third quarter of fiscal 2018

•	Cash, Cash Equivalents and Investments: $4.0 billion at the end of the third quarter of fiscal 2019

•	Cash from Operations: $451 million, compared to $420 million in the third quarter of fiscal 2018
•	Share Repurchase and Dividend: Returned $649 million to shareholders through share repurchases and cash dividends

*In the first quarter of fiscal 2019, NetApp adopted Revenue from Contracts with Customers (ASC 606) using the full retrospective method of adoption. Accordingly, NetApp’s condensed consolidated balance sheet as of April 27, 2018, condensed consolidated statements of operations and cash flows for all fiscal 2018 periods presented, and all related financial statement metrics included herein, have been restated to conform to the new rules.

Fourth Quarter Fiscal Year 2019 Financial Outlook

The Company provided the following financial guidance for the fourth quarter of fiscal year 2019:

•Net revenues are expected to be in the range of:	$1.590 billion to $1.690 billion
	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$1.06-$1.12	$1.22-$1.28

Dividend

Next cash dividend of $0.40 per share to be paid on April 24, 2019, to shareholders of record as of the close of business on April 5, 2019.

Third Quarter Fiscal Year 2019 Business Highlights

New World-Class Products and Solutions Help Manage Data Demands

-	NetApp announced new data services and solutions that empower customers to innovate in the cloud. These new offerings include the expanded availability of the Microsoft Azure NetApp™ Files preview.

-

NetApp announced NetApp Element™ 11.0 software, which introduces new functionality for their NetApp HCI customers with Protection Domains. In addition, Element 11.0 has the ability to manage storage clusters running Element software on IPv6 networks, 16TiB volume support, and QoS histograms to help understand the user’s environment.

NetApp Strengthens Strategic Partnerships

-

NetApp announced NetApp Cloud Volumes Service for Google Cloud Platform will soon be available in Europe to help even more customers handle the configuring and managing of their storage infrastructures.

-

NetApp announced VMware Validated Design for Private Cloud with NetApp HCI, NetApp Verified Architecture for VMware End-User Computing with NetApp HCI and NVIDIA GPUs and NetApp Technical Report for Object Storage with NetApp HCI.

Recognition for Industry Leading Products

-

NetApp’s AFF A800 took the top spot in the latest SPEC SFS2014 swbuild Result[5] at the time of publication in Nov 2018. The AFF A800 delivered performance that was 3 times as fast as the nearest competitor. These results also highlighted the fact that ONTAP™ with FlexGroup volumes can do more work at lower latencies and higher throughput.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:30 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Fourth Quarter Fiscal Year 2019 Financial Outlook section, statements about our ability to maximize our opportunity in an uncertain macroeconomic environment and maintain disciplined execution as well as statements about the impact of customer adoption of our product solutions and offerings, and our strategy to drive long-term growth. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted reports on 10-Q and 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1GAAP net loss for the third quarter of fiscal year 2018 included a one-time charge of $856 million which resulted from the enactment of the Tax Cuts and Jobs Act on December 22, 2017.

2Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale of properties, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-

GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

3GAAP net income per share and non-GAAP income per share are calculated using the diluted number of shares.

4GAAP net loss per share is calculated using the basic number of shares and excludes common stock equivalents because the impact would be anti-dilutive.

5SPEC SFS®2014_swbuild Result. https://www.spec.org/sfs2014/results/res2018q4/sfs2014-20181112-00053.html

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 25, 2019	April 27, 2018

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,049	$5,391
Accounts receivable	872	1,047
Inventories	100	122
Other current assets	340	392
Total current assets	5,361	6,952

Property and equipment, net	763	756
Goodwill and purchased intangible assets, net	1,798	1,833
Other non-current assets	496	450
Total assets	$8,418	$9,991

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$497	$609
Accrued expenses	730	825
Commercial paper notes	163	385
Current portion of long-term debt	399	—
Short-term deferred revenue and financed unearned services revenue	1,641	1,712
Total current liabilities	3,430	3,531
Long-term debt	1,144	1,541
Other long-term liabilities	898	992
Long-term deferred revenue and financed unearned services revenue	1,716	1,651
Total liabilities	7,188	7,715

Stockholders' equity	1,230	2,276
Total liabilities and stockholders' equity	$8,418	$9,991

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25, 2019	January 26, 2018	January 25, 2019	January 26, 2018

Revenues:
Product	$967	$952	$2,755	$2,498
Software maintenance	239	221	704	668
Hardware maintenance and other services	357	366	1,095	1,109
Net revenues	1,563	1,539	4,554	4,275

Cost of revenues:
Cost of product	469	469	1,295	1,242
Cost of software maintenance	10	6	25	19
Cost of hardware maintenance and other services	102	108	315	334
Total cost of revenues	581	583	1,635	1,595
Gross profit	982	956	2,919	2,680

Operating expenses:
Sales and marketing	401	419	1,218	1,263
Research and development	203	193	622	580
General and administrative	67	72	209	209
Restructuring charges	—	—	19	—
Gain on sale of properties	—	(218)	—	(218)
Total operating expenses	671	466	2,068	1,834

Income from operations	311	490	851	846

Other income, net	8	14	33	25

Income before income taxes	319	504	884	871

Provision for income taxes	70	983	111	1,045

Net income (loss)	$249	$(479)	$773	$(174)

Net income (loss) per share:
Basic	$1.00	$(1.79)	$3.01	$(0.65)

Diluted	$0.98	$(1.79)	$2.94	$(0.65)

Shares used in net income (loss) per share calculations:
Basic	250	268	257	269

Diluted	255	268	263	269

Cash dividends declared per share	$0.40	$0.20	$1.20	$0.60

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25, 2019	January 26, 2018	January 25, 2019	January 26, 2018
Cash flows from operating activities:
Net income (loss)	$249	$(479)	$773	$(174)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	51	48	149	150
Stock-based compensation	43	38	121	125
Deferred income taxes	4	205	(21)	245
Gain on sale of properties	—	(218)	—	(218)
Other items, net	(3)	(3)	8	(8)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(104)	(156)	165	(10)
Inventories	(14)	10	22	68
Accounts payable	26	81	(101)	115
Accrued expenses	77	126	(85)	58
Deferred revenue and financed unearned services revenue	146	64	17	(99)
Long-term taxes payable	3	721	(60)	723
Changes in other operating assets and liabilities, net	(27)	(17)	(46)	9
Net cash provided by operating activities	451	420	942	984
Cash flows from investing activities:
Redemptions (purchases) of investments, net	172	(226)	661	(178)
Purchases of property and equipment	(31)	(32)	(138)	(97)
Proceeds from sale of properties	—	210	—	210
Acquisitions of businesses, net of cash acquired	—	—	(3)	(75)
Other investing activities, net	(1)	(1)	1	(1)
Net cash provided by (used in) investing activities	140	(49)	521	(141)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	53	100	118	157
Payments for taxes related to net share settlement of stock awards	(3)	(7)	(92)	(67)
Repurchase of common stock	(550)	(150)	(1,611)	(450)
Proceeds from (repayments of) commercial paper notes, net	(86)	(86)	(221)	132
Issuance of long-term debt, net	—	—	—	795
Repayment of long-term debt	—	(750)	—	(750)
Dividends paid	(99)	(53)	(306)	(161)
Other financing activities, net	(3)	(5)	(5)	(6)
Net cash used in financing activities	(688)	(951)	(2,117)	(350)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	24	(17)	37

Net increase (decrease) in cash, cash equivalents and restricted cash	(89)	(556)	(671)	530
Cash, cash equivalents and restricted cash:
Beginning of period	2,365	3,536	2,947	2,450
End of period	$2,276	$2,980	$2,276	$2,980

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET LINE ITEMS

(In millions)

(Unaudited)

	As of April 27, 2018

	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted
ASSETS
Accounts receivable	$1,009	$38	$1,047
Inventories	126	(4)	122
Other current assets	330	62	392
Other non-current assets	420	30	450

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term deferred revenue and financed unearned services revenue	$1,804	$(92)	$1,712
Other long-term liabilities	961	31	992
Long-term deferred revenue and financed unearned services revenue	1,673	(22)	1,651
Total stockholders' equity	2,067	209	2,276

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	January 26, 2018			January 26, 2018
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$920	$32	$952	$2,450	$48	$2,498
Software maintenance	237	(16)	221	711	(43)	668
Hardware maintenance and other services	366	—	366	1,109	—	1,109
Net revenues	1,523	16	1,539	4,270	5	4,275

Cost of revenues:
Cost of product	468	1	469	1,238	4	1,242
Cost of software maintenance	6	—	6	19	—	19
Cost of hardware maintenance and other services	108	—	108	336	(2)	334
Total cost of revenues	582	1	583	1,593	2	1,595
Gross profit	941	15	956	2,677	3	2,680

Operating expenses:
Sales and marketing	423	(4)	419	1,268	(5)	1,263
Research and development	193	—	193	580	—	580
General and administrative	72	—	72	209	—	209
Gain on sale of properties	(218)	—	(218)	(218)	—	(218)
Total operating expenses	470	(4)	466	1,839	(5)	1,834

Income from operations	471	19	490	838	8	846

Other income, net	14	—	14	25	—	25

Income before income taxes	485	19	504	863	8	871

Provision for income taxes	991	(8)	983	1,058	(13)	1,045

Net loss	$(506)	$27	$(479)	$(195)	$21	$(174)

Net loss per share:
Basic	$(1.89)	$0.10	$(1.79)	$(0.72)	$0.07	$(0.65)

Diluted	$(1.89)	$0.10	$(1.79)	$(0.72)	$0.07	$(0.65)

Shares used in net loss per share calculations:
Basic	268	268	268	269	269	269

Diluted	268	268	268	269	269	269

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q3 FY'19	Q2 FY'19	Q3 FY'18

Revenues
Product	$967	$913	$952
Strategic	$674	$649	$657
Mature	$293	$264	$295
Software Maintenance	$239	$236	$221
Hardware Maintenance and Other Services	$357	$368	$366
Hardware Maintenance Support Contracts	$292	$303	$300
Professional and Other Services	$65	$65	$66
Net Revenues	$1,563	$1,517	$1,539

Geographic Mix
	% of Q3 FY'19 Revenue	% of Q2 FY'19 Revenue	% of Q3 FY'18 Revenue
Americas	52%	57%	53%
Americas Commercial	41%	44%	43%
U.S. Public Sector	11%	14%	10%
EMEA	33%	28%	33%
Asia Pacific	14%	15%	14%

Pathways Mix
	% of Q3 FY'19 Revenue	% of Q2 FY'19 Revenue	% of Q3 FY'18 Revenue
Direct	19%	23%	22%
Indirect	81%	77%	78%

Non-GAAP Gross Margins
	Q3 FY'19	Q2 FY'19	Q3 FY'18
Non-GAAP Gross Margin	63.7%	64.9%	63.0%
Product	52.6%	54.1%	51.8%
Software Maintenance	95.8%	96.6%	97.3%
Hardware Maintenance and Other Services	72.3%	71.5%	71.3%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q3 FY'19	Q2 FY'19	Q3 FY'18
Non-GAAP Income from Operations	$367	$336	$329
% of Net Revenues	23.5%	22.1%	21.4%
Non-GAAP Income before Income Taxes	$375	$343	$343
Non-GAAP Effective Tax Rate	18.7%	18.5%	15.7%

Non-GAAP Net Income
	Q3 FY'19	Q2 FY'19	Q3 FY'18
Non-GAAP Net Income	$305	$280	$289
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	255	264	276
Non-GAAP Income per Share, Diluted	$1.20	$1.06	$1.05

Select Balance Sheet Items
	Q3 FY'19	Q2 FY'19	Q3 FY'18
Deferred Revenue and Financed Unearned Services Revenue	$3,357	$3,206	$3,143
DSO (days)	51	46	46
DIO (days)	16	14	14
DPO (days)	78	79	71
CCC (days)	(11)	(19)	(12)
Inventory Turns	23	25	26

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3 FY'19	Q2 FY'19	Q3 FY'18
Net Cash Provided by Operating Activities	$451	$165	$420
Purchases of Property and Equipment	$31	$43	$32
Free Cash Flow	$420	$122	$388
Free Cash Flow as a % of Net Revenues	26.9%	8.0%	25.2%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY19	Q2'FY19	Q3'FY18

NET INCOME	$249	$241	$(479)
Adjustments:
Amortization of intangible assets	13	12	14
Stock-based compensation	43	38	38
Litigation settlements	—	—	5
Gain on sale of properties	—	—	(218)
Income tax effects	—	(11)	73
Tax reform	—	—	856
NON-GAAP NET INCOME	$305	$280	$289

COST OF REVENUES	$581	$543	$583
Adjustments:
Amortization of intangible assets	(10)	(9)	(10)
Stock-based compensation	(4)	(2)	(3)
NON-GAAP COST OF REVENUES	$567	$532	$570

COST OF PRODUCT REVENUES	$469	$428	$469
Adjustments:
Amortization of intangible assets	(10)	(9)	(10)
Stock-based compensation	(1)	—	—
NON-GAAP COST OF PRODUCT REVENUES	$458	$419	$459

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$102	$107	$108
Adjustment:
Stock-based compensation	(3)	(2)	(3)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$99	$105	$105

GROSS PROFIT	$982	$974	$956
Adjustments:
Amortization of intangible assets	10	9	10
Stock-based compensation	4	2	3
NON-GAAP GROSS PROFIT	$996	$985	$969

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY19	Q2'FY19	Q3'FY18

SALES AND MARKETING EXPENSES	$401	$408	$419
Adjustments:
Amortization of intangible assets	(3)	(3)	(4)
Stock-based compensation	(19)	(16)	(16)
NON-GAAP SALES AND MARKETING EXPENSES	$379	$389	$399

RESEARCH AND DEVELOPMENT EXPENSES	$203	$211	$193
Adjustment:
Stock-based compensation	(13)	(12)	(11)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$190	$199	$182

GENERAL AND ADMINISTRATIVE EXPENSES	$67	$69	$72
Adjustment:
Stock-based compensation	(7)	(8)	(8)
Litigation settlements	—	—	(5)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$60	$61	$59

GAIN ON SALE OF PROPERTIES	$—	$—	$(218)
Adjustment:
Gain on sale of properties	—	—	218
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—

OPERATING EXPENSES	$671	$688	$466
Adjustments:
Amortization of intangible assets	(3)	(3)	(4)
Stock-based compensation	(39)	(36)	(35)
Litigation settlements	—	—	(5)
Gain on sale of properties	—	—	218
NON-GAAP OPERATING EXPENSES	$629	$649	$640

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY19	Q2'FY19	Q3'FY18

INCOME FROM OPERATIONS	$311	$286	$490
Adjustments:
Amortization of intangible assets	13	12	14
Stock-based compensation	43	38	38
Litigation settlements	—	—	5
Gain on sale of properties	—	—	(218)
NON-GAAP INCOME FROM OPERATIONS	$367	$336	$329

INCOME BEFORE INCOME TAXES	$319	$293	$504
Adjustments:
Amortization of intangible assets	13	12	14
Stock-based compensation	43	38	38
Litigation settlements	—	—	5
Gain on sale of properties	—	—	(218)
NON-GAAP INCOME BEFORE INCOME TAXES	$375	$343	$343

PROVISION FOR INCOME TAXES	$70	$52	$983
Adjustments:
Income tax effects	—	11	(73)
Tax reform	—	—	(856)
NON-GAAP PROVISION FOR INCOME TAXES	$70	$63	$54

NET INCOME (LOSS) PER SHARE	$0.98	$0.91	$(1.79)
Adjustments:
Amortization of intangible assets	0.05	0.05	0.05
Stock-based compensation	0.17	0.14	0.14
Litigation settlements	—	—	0.02
Gain on sale of properties	—	—	(0.81)
Income tax effects	—	(0.04)	0.27
Tax reform	—	—	3.19
NON-GAAP NET INCOME PER SHARE	$1.20	$1.06	$1.05

In Q3'FY18, our GAAP net loss per share was calculated using basic shares of 268 million, as the impact of common stock equivalents would have been anti-dilutive. Additionally, each adjustment presented in the reconciliation was computed using basic shares. However, because we reported net income on a non-GAAP basis, non-GAAP net income per share was computed using diluted shares of 276 million. As a result of the difference in the number of shares, the summation of GAAP net loss per share and the adjustments does not equal non-GAAP net income per share.

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY19	Q2'FY19	Q3'FY18

Gross margin-GAAP	62.8%	64.2%	62.1%
Cost of revenues adjustments	0.9%	0.7%	0.8%
Gross margin-Non-GAAP	63.7%	64.9%	63.0%

GAAP cost of revenues	$581	$543	$583
Cost of revenues adjustments:
Amortization of intangible assets	(10)	(9)	(10)
Stock-based compensation	(4)	(2)	(3)
Non-GAAP cost of revenues	$567	$532	$570

Net revenues	$1,563	$1,517	$1,539

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY19	Q2'FY19	Q3'FY18

Product gross margin-GAAP	51.5%	53.1%	50.7%
Cost of product revenues adjustments	1.1%	1.0%	1.1%
Product gross margin-Non-GAAP	52.6%	54.1%	51.8%

GAAP cost of product revenues	$469	$428	$469
Cost of product revenues adjustments:
Amortization of intangible assets	(10)	(9)	(10)
Stock-based compensation	(1)	—	—
Non-GAAP cost of product revenues	$458	$419	$459

Product revenues	$967	$913	$952

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q3'FY19	Q2'FY19	Q3'FY18

Hardware maintenance and other services gross margin-GAAP	71.4%	70.9%	70.5%
Cost of hardware maintenance and other services revenues adjustment	0.8%	0.5%	0.8%
Hardware maintenance and other services gross margin-Non-GAAP	72.3%	71.5%	71.3%

GAAP cost of hardware maintenance and other services revenues	$102	$107	$108
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(2)	(3)
Non-GAAP cost of hardware maintenance and other services revenues	$99	$105	$105

Hardware maintenance and other services revenues	$357	$368	$366

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY19	Q2'FY19	Q3'FY18

GAAP effective tax rate	21.9%	17.7%	195.0%
Adjustments:
Income tax effects	(2.7)%	0.8%	(9.5)%
Tax reform	—%	—%	(169.8)%
Non-GAAP effective tax rate	19.3%	18.5%	15.7%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY19	Q2'FY19	Q3'FY18
Net cash provided by operating activities	$451	$165	$420
Purchases of property and equipment	(31)	(43)	(32)
Free cash flow	$420	$122	$388

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2019

Fourth Quarter
Fiscal 2019

Non-GAAP Guidance - Net Income Per Share	$1.22 - $1.28

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2019:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.14)
Income tax effects	0.02
Total Adjustments	(0.16)

GAAP Guidance - Net Income Per Share	$1.06 - $1.12

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com